Filed pursuant to Rule 424(b)(3)
                                                                 File #333-52089

                   PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002

                                       To

                         Prospectus dated July 27, 1998

                                5,900,478 SHARES

                           REGENCY CENTERS CORPORATION
                      (formerly Regency Realty Corporation)

                                  COMMON STOCK

This prospectus supplement supplements the prospectus dated July 27, 1998 of Regency Realty Corporation relating to 5,900,478 shares of common stock, $.01 par value per share, of the Company. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus except to the extent that the information presented herein supercedes the information contained in the prospectus. The term "Selling Stockholders" as used in the prospectus shall be deemed to include the selling stockholders identified in the table below.

The table appearing on pages 9-14 in the prospectus under the caption "Selling Stockholders" is supplemented and amended to include the following:

                                                   Number of Shares Beneficially
Name of Selling Stockholder                        Owned Prior to the Offering
---------------------------                        ---------------------------

Irene Graats Branch 1                                        19,821







____________________________

         1 Branch Investment Company, Inc., named as a selling stockholder in the prospectus, transferred 19,821 original limited partnership units to Irene Graats Branch.